                                                                 Exhibit (99)(c)

Pursuant to Regulation S-X, Rule 3-09, the financial statements for the fiscal years ended December 31, 2002, 2003 and 2004 for Emirates CMS Power Company, which is a foreign business, will be filed by June 30, 2005.